                                                                   Exhibit 16.1

                                                            Andersen

                                                            Arthur Andersen LLP
                                                            Suite 3100
                                                            1225 17th Street
                                                            Denver CO 80202-5531

                                                            Tel 303 295 1900
                                                            Fax 303 291 9200

May 28, 2002                                                www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated May 23, 2002 of St. Mary
Land & Exploration Company to be filed with the Securities and Exchange
Commission and are in agreement with the statements contained therein as they relate to Arthur Andersen LLP.

Very truly yours,

/S/ ARTHUR ANDERSEN LLP

cc: Mr. Richard C. Norris
    Vice President - Finance
    St. Mary Land & Exploration Company